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                                                                     EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of November 25, 2003, by and among Avanir Pharmaceuticals, a California corporation, with headquarters located at 11388 Sorrento Valley Road, Suite 200, San Diego, California (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (each, a "Buyer" and collectively, the "Buyers").

                                   BACKGROUND:

         A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "Securities Act");

         B. The Company has authorized the issuance of up to 5,400,000 shares (the "Shares") of its Class A Common Stock, no par value (the "Common Stock"); and

         C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, the Shares in the respective amounts set forth opposite each Buyer's name on the Schedule of Buyers and the Class A Common Stock Warrants, in the form attached hereto as Exhibit A (the "Warrants"), to acquire 0.6 shares of Class A Common Stock for each Share purchased hereunder (the "Warrant Shares") (the Shares, Warrants and Warrant Shares collectively being, the "Securities").

         NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1.       PURCHASE AND SALE OF COMMON SHARES.

                  1.1. Purchase of Common Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, at the closing (the "Closing") the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, the respective number of Shares set forth opposite such Buyer's name on the Schedule of Buyers, along with Warrants to acquire the respective number of Warrant Shares set forth opposite such Buyer's name on the Schedule of Buyers, at the respective purchase price (the "Purchase Price") set forth opposite such Buyer's name on the Schedule of Buyers. The purchase price per Share and the related Warrants at the Closing shall be $1.49, which represents the closing price of the Company's Class A common stock, as reported on the American Stock Exchange, as of one day prior to the date of this Agreement.

                  1.2. Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Pacific Time on the day following satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below, but in no event later than December 5, 2003 (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Heller Ehrman White & McAuliffe LLP, counsel to the Company, located at 4350 La Jolla Village Drive, 7th Floor, San Diego, California.

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                  1.3.     Form of Payment. On the Closing Date, (i) each Buyer
shall pay an amount equal to the Purchase Price to the Company for the Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (the "Common Stock Certificates") representing such number of the Shares which such Buyer is then purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers), along with the Warrants such Buyer is purchasing (as indicated opposite such Buyer's name on the Schedule of Buyers) hereunder, duly executed on behalf of the Company and registered in the name of such Buyer.

2.       BUYERS' REPRESENTATIONS AND WARRANTIES.

         Each Buyer represents and warrants, severally and not jointly, that:

                  2.1.     Purchase for Own Account for Investment. Such Buyer
(i) is acquiring the Shares and the Warrants and, upon exercise of the Warrants, will acquire the Warrant Shares (collectively are referred to herein as the "Securities"), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the Securities Act. Nothing contained herein shall be deemed a representation or warranty by such Buyer to hold any Securities for any period of time. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                  2.2. Accredited Buyer Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D, and such Buyer is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies.

                  2.3. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

                  2.4. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Neither such inquiries nor any other investigation conducted by or on behalf of such Buyer or its advisors shall modify, amend or affect such Buyer's right to rely on the truth, accuracy and

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completeness of the disclosure made to such Persons in respect of the Company or this transaction and the Company's representations and warranties contained in this Agreement.

                  2.5. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  2.6. Certain Trading Activities. No open Short Sale (defined below) involving the Company's securities exists on the date hereof in the name or on behalf of, or in conjunction with, such Buyer. For purposes of this Section, "Short Sale" means all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, but only if executed at a time when the Buyer has no equivalent offsetting long position in the common stock of the Company. For purposes of determining whether the Buyer has an equivalent offsetting long position in the common stock of the Company, any shares of common stock held by such Buyer, and any shares issuable upon exercise of any warrants held by such Buyer, shall be both deemed to be held as "long" by such Buyer.

                  2.7. Transfer or Resale. Such Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, transferred, pledged or otherwise assigned unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company, at the expense of such Buyer or its transferee, an opinion of counsel reasonably satisfactory to the Company, to the effect that such Securities to be sold, transferred, pledged or otherwise assigned may be sold, transferred, pledged or otherwise assigned pursuant to an exemption from such registration, and (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the Securities Act or any successor rule thereto ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

                  2.8. Legends. Such Buyer understands that the certificates or other instruments representing the Warrants shall and, until such time as the resale of the Shares and the Warrant Shares (as the case may be) have been registered under the Securities Act, the Shares and the Warrant Shares shall, bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or instruments):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE

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         REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT OR APPLICABLE
         STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

                  2.9. Validity; Enforcement. Such Buyer has the requisite right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and, assuming due execution and delivery hereof by the Company, is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

                  2.10. Residency. Such Buyer is a resident of that state and country specified in its address on the Schedule of Buyers.

                  2.11. Legal, Tax or Investment Advice. Such Buyer understands that nothing in this Agreement or any other materials presented to such Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Buyer has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

                  2.12. Broker - Dealer. Such Buyer is not a registered broker dealer.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth in the Company Disclosure Schedule attached hereto, the Company represents and warrants to each of the Buyers that:

                  3.1. Good Standing; Qualification. The Company is duly organized and validly existing in good standing under the laws of the State of California. Each of the Company and its subsidiaries (as defined in Rule 405 under the Securities Act) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act"), since September 30, 2002 through the date hereof, including, without limitation, its Annual Report on Form 10-K for the year ended September 30, 2002, Quarterly Reports on Form 10-Q for the three months ended December 31, 2002, March 31, 2003 and June 30, 2003, and Proxy Statement on Schedule 14-A for the 2003 Annual Meeting of Shareholders (the "Exchange Act Documents") and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects (such business prospects being as described

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in the Exchange Act Documents and in any press release issued by the Company since June 30, 2003 (collectively, the "Press Releases")), properties or operations of the Company and its subsidiaries, considered as one enterprise, or impair the Company's ability to perform on a timely basis its obligations under this Agreement or the Warrants (any of the foregoing, a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

                  3.2. Due Authorization and Valid Issuance. (a) The Company has all requisite power and authority to execute, deliver and perform its obligations hereunder, and this Agreement has been duly authorized and validly executed and delivered by the Company and, assuming due execution and delivery hereof by the Buyers, constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) the Shares and Warrant Shares being purchased by the Buyer hereunder will, upon issuance and payment therefor pursuant to the terms hereof, be duly authorized, validly issued, fully-paid and nonassessable.

                  3.3. Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Securities, the fulfillment of the terms of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any contract, agreement or other instrument filed or incorporated by reference as an exhibit to any of the Exchange Act Documents (any such contract, agreement or instrument, an "Exchange Act Exhibit"), (ii) the charter, by-laws or other organizational documents of the Company or any subsidiary, or (iii) assuming the correctness of the representations and warranties of the Buyers set forth herein, any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary or their respective properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which do not have or would be reasonably likely to result in a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any Exchange Act Exhibit. Assuming the correctness of the representations and warranties of the Buyers set forth herein, no consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of this Agreement and the valid issuance and sale of the Securities to be sold hereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

                  3.4. Capitalization. The capitalization of the Company as of June 30, 2003 is as set forth in the most recent applicable Exchange Act Documents, increased as set forth in the

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next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents. The Shares and Warrant Shares to be sold pursuant to this Agreement and the Warrant have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement and the Warrant will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company or any subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Securities or the issuance and sale thereof. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. The Company owns the entire equity interest in each of its subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the Exchange Act Documents. Except as disclosed in the Exchange Act Documents, there are no shareholders agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's shareholders.

                  3.5. Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company, threatened to which the Company or any subsidiary is or may be a party or of which the business or property of the Company or any subsidiary is subject that is not disclosed in the Exchange Act Documents or in any of the Press Releases.

                  3.6. No Violations. Neither the Company nor any subsidiary is in violation of its charter, bylaws, or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of Exchange Act Exhibit, which would have or reasonably likely to result in a Material Adverse Effect.

                  3.7. Governmental Permits, Etc. Each of the Company and its subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess could not have or reasonably be expected to result in a Material Adverse Effect.

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                  3.8.     Intellectual Property. Except as specifically
disclosed in the Exchange Act Documents, (i) each of the Company and its subsidiaries owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the Exchange Act Documents as owned or possessed by it or that are necessary for the conduct of its business as described in the Exchange Act Documents, except where the failure to currently own or possess would not have or reasonably be expected to result in a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries is infringing any rights of a third party with respect to any Intellectual Property, (iii) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, any asserted infringement by the Company or any of its subsidiaries of, any rights of a third party with respect to any Intellectual Property that would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect if determined adversely to the Company and (iv) neither the Company nor any of its subsidiaries has received any notice of, or has any knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company or of any subsidiary that, individually or in the aggregate, would have or reasonably be expected to result in a Material Adverse Effect.

                  3.9. Financial Statements. The financial statements of the Company and the related notes contained in the Exchange Act Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the "SEC") on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Act Documents.

                  3.10. No Material Adverse Change. Except as disclosed in the Exchange Act Documents and the Press Releases, since June 30, 2003, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its subsidiaries considered as one enterprise, (ii) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained which has had or reasonably would be expected to result in a Material Adverse Effect; provided, however, that changes in the ordinary course of business, including but not limited to the use of cash and increases in liabilities in the ordinary course of business, shall not be deemed to be a material adverse change or to have a Material Adverse Effect.

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                  3.11.    Disclosure. The representations and warranties of the
Company contained in this Section 3 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the material terms and conditions of the transaction contemplated by this Agreement, which shall be publicly disclosed by the Company pursuant to Section 8.9 hereof, the Company confirms that neither it nor any person acting on its behalf has provided any Buyer with any information that the Company believes constitutes material non-public information unless such Buyer has executed and delivered to the Company a written agreement regarding confidentiality and the use of such information. The Company understands and confirms that the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.

                  3.12. Securities Exchange Compliance. The Company's Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The American Stock Exchange (the "AMEX"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the AMEX, nor has the Company received any notification that the SEC or the AMEX is contemplating terminating such registration or listing.

                  3.13. Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. All such filings complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

                  3.14. Listing. The Company shall comply with all requirements of the AMEX with respect to the issuance of the Shares and the Warrant Shares and the listing thereof on the AMEX. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the AMEX to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the AMEX. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the AMEX and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Buyers the maximum number of Securities contemplated by this Agreement and the Warrant.

                  3.15. No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

                  3.16. Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other

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unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds,
(iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  3.17. Accountants. To the Company's knowledge, Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002 and who the Company expects will consent to the incorporation by reference of their opinion in the Registration Statement, as defined herein, and the prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

                  3.18. Contracts. The contracts described in the Exchange Act Documents are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have or reasonably be expected to result in a Material Adverse Effect.

                  3.19. Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it.

                  3.20. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to the Buyers hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

                  3.21. Private Offering; Certain Registration Matters. Assuming the correctness of the representations and warranties of the Buyers set forth in Section 2 hereof, the offer and sale of Securities hereunder is and will be exempt from registration under the Securities Act. The Company is eligible to register the resale of its Common Stock for resale by the Buyers under Form S-3 promulgated under the Securities Act. Except as disclosed in the Exchange Act Documents, the Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or expired.

                  3.22. Disclosure Controls and Procedures; Internal Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Form 10-K or Form 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as

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of a date within ninety (90) days prior to the filing date of the Form 10-Q for the quarter ended June 30, 2003 (such date, the "Evaluation Date"). The Company presented in the Form 10-Q for the quarter ended June 30, 2003 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is used in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

                  3.23. Transactions With Affiliates. Except as disclosed in the Exchange Act Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

                  3.24. No Additional Agreements. The Company does not have any agreement or understanding with any Buyer with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

                  3.25. Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.26.    Compliance. Neither the Company nor any subsidiary
(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

4.       COVENANTS.

                  4.1. Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

                  4.2. Blue Sky. The Company shall, on or before the Closing Date, take such action to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the

United States. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

                  4.3. Reporting Status. Until the earlier of (i) the date as of which the Buyers may sell all of the Shares and the Warrant Shares without restriction (including, without limitation, as to volume, but by complying with the manner of sale and Form 144 filing requirements, if applicable) within a three-month period pursuant to Rule 144 promulgated under the Securities Act, or
(ii) the date on which the Buyers shall have sold all the Shares and the Warrant Shares (the "Registration Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination. Until such time as the Buyers may sell the Shares and Warrant Shares pursuant to Rule 144(k), if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and furnish to the Buyers and make publicly available in accordance with Rule 144(c)(2) such information as is required for the Buyers to sell the Shares and Warrant Shares under Rule 144.

                  4.4. Reservation of Shares. The Company shall take all action necessary to, at all times, have authorized and reserved for issuance that number of shares of Class A Common Stock issuable upon exercise of all outstanding Warrants.

                  4.5. Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Buyer or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Buyer shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  4.6. Listing. The Company shall, on or before the Closing Date, take such to secure the listing of the Shares and the Warrant Shares on the AMEX and shall use commercially reasonable efforts to maintain the listing of the Company's Class A Common Stock on the AMEX or other national securities exchange or quotation service (each, a "National Market").

                  4.7. Restriction on Sales, Short Sales and Hedging Transactions. The Buyers will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or the Warrant Shares, or sell short or enter into any hedging transaction with respect to the Shares or Warrant Shares except in compliance with the Securities Act, the Securities Exchange Act of 1934, as amended, applicable state securities laws and the respective rules and regulations promulgated thereunder.

                  4.8. Limitation on Issuances of Securities. During the period which is the longer of (i) 90 days after the Closing Date or (ii) 60 days after the Registration Statement is declared effective, the Company shall not issue any Common Stock or rights, warrants, options or other securities or debt instruments that are convertible into, or exchangeable for, shares of Common Stock or any other securities without the prior written consent of 66 2/3% in interest of the Buyers' or except pursuant to employee benefit or stock option or incentive plans and other outstanding securities disclosed in the Exchange Act Documents. During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

                  4.9. Securities Laws Disclosure; Publicity. No later than 9:00 am eastern time on the business day following Closing, the Company shall issue a press release reasonably acceptable to the Buyers disclosing the transactions contemplated hereby and file a Current Report on Form 8-K, within the time period required by such form, disclosing the transactions contemplated hereby. In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the National Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or National Market, without the prior written consent of such Buyer, except to the extent such disclosure is required by law or National Market regulations, in which case the Company shall provide the Buyers with prior notice of such disclosure.

5.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

         The obligation of the Company hereunder to issue and sell the Shares to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  5.1. Such Buyer shall have executed this Agreement and the Investor Questionnaire, in the form attached hereto as Exhibit B, and delivered the same to the Company.

                  5.2. Such Buyer shall have delivered to the Company the Purchase Price for the Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  5.3. The representations and warranties of such Buyer shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                  5.4. The Company shall have received the approval for the listing of the Shares and Warrant Shares on the AMEX, as provided in Section 4.6.

                  5.5. The aggregate value of the Securities to be purchased by the Buyers under this Agreement shall be no less than $5,000,000.

6.       CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

         The obligation of each Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  6.1. The Company shall have executed this Agreement and delivered same to such Buyer.

                  6.2. The SEC or the AMEX shall not have suspended trading in the Company's Class A Common Stock.

                  6.3. The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing Date to the foregoing effect.

                  6.4. Such Buyer shall have received the opinion of the Company's counsel, dated as of the Closing Date, in the form attached hereto as Exhibit C.

                  6.5. The Company shall have executed and delivered to such Buyer the Warrants and the Stock Certificates (in such denominations as such Buyer shall request) for the Shares and Warrants being purchased by such Buyer at the Closing.

                  6.6. The Company shall have reserved out of its authorized and unissued Class A Common Stock a sufficient number of shares for the purpose of effecting the exercise of the Warrants.

                  6.7. The Company shall have made all filings under all applicable federal and state securities laws necessary, if any, to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

                  6.8. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel shall reasonably request, including a certificate executed by a Company officer that the Company has received binding commitments under this Agreement to sell a minimum of $5,000,000 of Securities in the aggregate.

7.       REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

                  7.1.     Registration Procedures and Other Matters.

                           (a) The Company shall:

                                    (i)      as soon as possible but in any
                  event not later than the 30th day after the Closing Date (or, if such day is a Saturday, Sunday or holiday, then by the next succeeding business day), file a registration statement on Form S-3 to enable the resale of the Shares and the Warrant Shares by the Buyers from time to time (the "Registration Statement") through the AMEX or in privately-negotiated transactions;

                                    (ii)     use commercially reasonable efforts
                  to cause a Registration Statement to be declared effective by the SEC as soon as possible, but in any event not later than the earlier of (a) the 90th day following the Closing Date, and (b) the fifth trading day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or is no longer subject to further review and comments;

                                    (iii)    use commercially reasonable efforts
                  to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Buyer's Shares and Warrant Shares purchased hereunder from the date it is first declared effective until, the earlier of (A) two years from the date of the final exercise of all of the Warrants, (B) the date on which the Buyer may sell all Shares and Warrant Shares then held by the Buyer without restriction by the volume limitations of Rule 144(k) of the Securities Act, or (iii) the public sale of all of the Shares and the Warrant Shares (such period, the "Effectiveness Period");

                                    (iv)     if (A) the Registration Statement
                  is not filed on or prior to the date of filing required pursuant to Section 7.1(a), (B) the Registration Statement is not declared effective on or prior to the date required by
                  Section 7.1(a)(ii), or (C) notwithstanding Section 7.2, after the date first declared effective by the SEC and prior to the expiration of the Effectiveness Period, the Registration Statement ceases to be effective and available to each Buyer as to its Shares and Warrant Shares (whether pursuant to Section 7.2(c), or otherwise) without being succeeded within twenty trading days by an effective amendment thereto or by a subsequent registration statement filed with and declared effective by the SEC, (any such failure being referred to as an "EVENT" and the date of such failure being the "EVENT DATE"), then, in addition to any other rights available to the Holders under this Agreement or applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement; and
                  (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to one percent (1.0%) of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event;

                                    (v)      furnish to the Buyer with respect
                  to the Shares and the Warrant Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Buyer may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Shares or Warrant Shares by the Buyer; provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Buyer shall be subject to the receipt by the Company of reasonable assurances from the Buyer that the Buyer will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

                                    (vi)     file documents required of the
                  Company for blue sky clearance in states specified in writing by the Buyer and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.1(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                                    (vii)    bear all expenses in connection
                  with the procedures in paragraph (a) through (e) of this
                  Section 7.1 (other than any underwriting discounts or commissions, brokers' fees and similar selling expenses, and any other fees or expenses incurred by the Buyer, including attorneys' fees); and

                                    (viii)   advise the Buyer in writing
                  promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                           (b)      Notwithstanding anything to the contrary
herein, the Registration Statement shall cover only the Shares and the Warrant Shares. In no event at any time before the Registration Statement becomes effective with respect to the Shares shall the Company publicly announce or file any other registration statement, other than registrations on Form S-8, without the prior written consent of 66 -2/3% in interest of the Buyers.

                           (c)      The Registration Statement shall contain
(except if otherwise agreed by the Holders) the "Plan of Distribution" attached hereto as Annex A, subject to such revisions thereto as may be requested by the Securities and Exchange Commission.

                  7.2.     Transfer of Shares After Registration; Suspension.

                           (a)      The Buyer agrees that it will not effect any
disposition of the Securities or its right to purchase the Securities that would constitute a "sale" within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 and as described below or as otherwise permitted by law, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Buyer or its plan of distribution.

                           (b)      Except in the event that paragraph (c) below
applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares and Warrant Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Buyer copies of any documents filed pursuant to Section 7.2(b)(i) as the Buyer may reasonably request; and (iii) inform each Buyer that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Buyer to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Buyer pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

                           (c)      Subject to paragraph (d) below, in the event
of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Buyer (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Buyer will refrain from selling any Shares and Warrant Shares pursuant to the Registration Statement (a "Suspension") until the Buyer's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 trading days after the delivery of a Suspension Notice to the Buyer.

                           (d)      Notwithstanding the foregoing paragraphs of
this Section 7.2, the Buyer shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two occasions of not more than 20 trading days each in any twelve month period.

                           (e)      Provided that a Suspension is not then in
effect, the Buyer may sell the Shares and the Warrant Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares or Warrant Shares, as applicable. The Company shall provide such number of current Prospectuses to the Buyer as the Buyer may reasonably request, and shall supply copies to any other parties reasonably requiring such Prospectuses.

                  7.3.     Indemnification.

                           (a)      The Company agrees to indemnify and hold
harmless each Selling Shareholder (defined below), the officers, directors, agents, investment advisors and employees of each of them, each natural person, corporation, partnership, limited liability company or other business entity (each, a "Person") who controls any such Selling Shareholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law from and against any losses, claims, damages or liabilities to which any such Person(s) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any Untrue Statement (defined below), or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, as amended or supplemented from time to time, which indemnification will include reimbursement for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or the failure of such Selling Shareholder to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder. The Company shall reimburse each Selling Shareholder for the indemnifiable amounts provided for herein on demand as such expenses are incurred.

                           (b)      The Buyer agrees to indemnify and hold
harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any Untrue Statement if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyer specifically for use in preparation of the Registration Statement, as amended or supplemented from time to time (including, without limitation, information set forth in the Investor Questionnaire), or (ii) the failure of such Selling Shareholder to comply with its covenants and agreements contained in Section 7.2 hereof respecting sale of the Shares or Warrant Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder; and the Buyer will reimburse the Company or such officer, director or controlling person, as the case may be, for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The Buyer shall reimburse the Company or such officer, director or controlling person, as the case may be, for the indemnifiable amounts provided for herein on demand as such expenses are incurred. Notwithstanding the foregoing, the Buyer's aggregate obligation to indemnify the Company and such officers, directors and controlling persons shall be limited to the net amount received by the Buyer from the sale of Shares or Warrant Shares that are the subject of such loss.

                           (c)      Promptly after receipt by any indemnified
person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this
Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action) or from any liability otherwise than under this Section 7.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

                           (d)      If the indemnification provided for in this
Section 7.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Buyer, as well as any other Selling Shareholders under such Registration Statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an Untrue Statement, whether the Untrue Statement relates to information supplied by the Company on the one hand or an Buyer or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Untrue Statement. The Company and the Buyer agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Buyer and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Buyer shall not be required to contribute any amount in excess of the amount by which the net amount received by the Buyer from any and all sales of the Securities to which such loss relates exceeds the amount of any damages which such Buyer has otherwise been required to pay by reason of such Untrue Statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Buyer's obligations in this subsection to contribute shall be in proportion to its sale of Securities to which such loss relates and shall not be joint with any other Selling Shareholders.

                           (e)      The parties to this Agreement hereby
acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agree not to attempt to assert any such defense.

                           (f)      For the purpose of this Section 7.3:

                                    (i)      the term "Selling Shareholder"
means the Buyer and any affiliate of such Buyer;

                                    (ii)     the term "Registration Statement"
shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and

                                    (iii)    the term "Untrue Statement" means
any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement, as amended or supplemented from time to time, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  7.4. Information Available. So long as the Registration Statement is effective covering the resale of Shares and Warrant Shares owned by the Buyer, the Company will, at Buyer's written request, furnish to the Buyer:

                           (a)      as soon as practicable after it is
available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

                           (b)      any and all exhibits to the reports set
forth in Section 7.4(a) as filed with the SEC and all other information that is made available to shareholders; and

                           (c)      an adequate number of copies of the
Prospectuses to supply to any other party requiring such Prospectuses.

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

8.       GOVERNING LAW; MISCELLANEOUS.

                  8.1. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding arising under or relating to this Agreement (a "Proceeding") by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan, (the "Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Court, or that such Proceeding has been commenced in an improper or inconvenient forum.

                  8.2. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                  8.3. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  8.4. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                  8.5. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be amended other than by an

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

instrument in writing signed by the Company and the holders of at least 66 2/3% of the Shares, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding.

                  8.6. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Avanir Pharmaceuticals
                           11388 Sorrento Valley Road, Suite 200
                           San Diego, CA 92121
                           Attn: Chief Financial Officer
                           Telephone: (858) 622-5201
                           Facsimile: (858) 658-7455

                  With a copy to:

                           Heller Ehrman White & McAuliffe LLP
                           4350 La Jolla Village Drive, Suite 700
                           San Diego, CA 92122
                           Attn: Alan Jacobs, Esq.
                           Telephone: (858) 450-8400
                           Facsimile: (858) 450-8499

                           If to a Buyer: at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer's representatives, if any, specified on the Schedule of Buyers, or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with the above provisions five (5) days prior to the effectiveness of such change.

                  8.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares. A Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except for assignments to affiliates of Buyer or to other Buyers.

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

                  8.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  8.9. Publicity. The Company and each Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  8.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  8.11. Termination. In the event that the Closing shall not have occurred with respect to a Buyer within five (5) business days from the Closing Date due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

                  8.12. Placement Agent. The Company acknowledges that it has engaged Rodman & Renshaw as placement agent in connection with the sale of the Securities, which placement agent may have formally or informally engaged other agents on its behalf. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) in connection with any such claim.

                  8.13. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in this Agreement and all of the rights that such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                  8.14. Obligations of Buyers Several and Not Joint. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Agreement. Nothing contained herein, and no action taken by any Buyer hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby, provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 8.5 of this Agreement. Each Buyer shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 8.5), and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                                      * * *

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed on the date first written above.

                                    COMPANY:

                                    AVANIR PHARMACEUTICALS

                                    By: /s/ Gerald J. Yakatan
                                       -----------------------------------------
                                        Gerald J. Yakatan, Ph.D.
                                        Chief Executive Officer

THE BUYER'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE BUYER'S SIGNATURE TO THIS SECURITIES PURCHASE AGREEMENT.